Exhibit 99.1

Calidi Biotherapeutics Announces Appointment of Andrew Jackson as Chief Financial Officer

San Diego, Calif., October 30, 2023 —(BUSINESS WIRE)— Calidi Biotherapeutics, Inc. (NYSE American: CLDI or “Calidi”), a clinical-stage biotechnology company developing a new generation of targeted immunotherapies today announced the appointment of Andrew Jackson as Chief Financial Officer. Mr. Jackson is a financial executive with over 25 years of corporate finance experience with success in publicly traded companies and venture capital backed startups.

“As a newly public company, Andrew’s successful track record leading the financial role across multiple publicly traded life sciences companies will be invaluable to us and our goal to advance our stem cell-based platforms through the clinic and to patients in need,” said Allan Camaisa, CEO and Chairman of the Board of Calidi Biotherapeutics. “I am delighted to welcome Andrew to our executive team and I look forward to leveraging his capital markets and operational experience to support the continued growth of Calidi going forward.”

Andrew Jackson brings a wealth of experience leading business strategy, budgeting, SEC compliance, and capital markets, where he has raised over $300 million in financings. Mr. Jackson most recently served as Chief Financial Officer of Eterna Therapeutics Inc. from May 2022 to May 2023. Prior to Eterna, he served as Chief Financial Officer at Ra Medical Systems for over four years where he led its initial public offering, managed all aspects of finance and administration, and established public company processes, controls and infrastructure. He also served as Chief Financial Officer at AltheaDx, Inc, a commercial stage molecular diagnostics company specializing in precision medicine. Prior to AltheaDx, he served as Chief Financial Officer of Celladon Corporation through its acquisition by Eiger BioPharmaceuticals, Inc. He earned his Master of Science in Business Administration (MSBA) in Finance from San Diego State University, and his Bachelor’s Degree in Accounting from the University of Minnesota.

“I am excited to join Calidi at such a pivotal time for the company and proud to join their mission to develop novel immunotherapies that have the potential to transform the way we treat cancer,” said Andrew Jackson, Chief Financial Officer of Calidi Biotherapeutics.

About Calidi Biotherapeutics:

Calidi Biotherapeutics (NYSE: CLDI) is a clinical-stage immuno-oncology company with proprietary technology designed to arm the immune system to fight cancer. Calidi’s novel stem cell-based platforms are utilizing potent allogeneic stem cells capable of carrying payloads of oncolytic viruses for use in multiple oncology indications, including high-grade gliomas and solid tumors. Calidi’s off-the-shelf, universal cell-based delivery platforms are designed to protect, amplify, and potentiate oncolytic viruses leading to enhanced efficacy and improved patient safety. This dual approach can potentially treat, or even prevent, metastatic disease. Calidi Biotherapeutics is headquartered in San Diego, California. For more information, please visit www.calidibio.com.

Forward-Looking Statements

This press release may contain forward-looking statements for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Terms such as “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “towards,” “would” as well as similar terms, are forward-looking in nature, but the absence of these words does not mean that a statement is not forward-looking. Any forward-looking statements contained in this discussion are based on Calidi’s current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Calidi will be those that it has anticipated. Any forward-looking statements involve a number of risks, uncertainties (some of which are beyond Calidi’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Other risks and uncertainties are set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Form S-1 registration statement filed with the SEC and dated October 6, 2023

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